Exhibit 2.3

AMENDMENT

TO

MUTUAL WAIVER AGREEMENT

THIS AMENDMENT TO MUTUAL WAIVER AGREEMENT (this “Amendment”) is made as of August 29, 2008 by and among Shenzhen SANS Material Testing Co., Ltd., Shenzhen SANS Measurement Technique Co., Ltd., Shanghai SANS Testing Machine Co., Ltd., collectively as one party, and MTS Systems (China) Co., Ltd. as the other party, and shall be effective on the same date.

RECITALS

A.            The parties entered into that certain Mutual Waiver Agreement dated as of July 31, 2008 (the “Waiver Agreement”), pursuant to which the parties agreed to mutual extension of time and/or waiver with regard to the APA.  Unless the context clearly indicates otherwise, or unless specifically defined otherwise, all defined terms in this Amendment shall have the same meaning as in the APA and/or Waiver Agreement.

B.            The parties now wish to amend the Waiver Agreement to further clarify the intent of the parties and to remove an unnecessary provision.

C.            The parties hereby acknowledge and agree that MTS Systems (Shanghai) Co., Ltd. has changed its name to MTS Systems (China) Co., Ltd. with the new business license issued and therefore MTS Systems (China) Co., Ltd. has the full authority to execute and bind itself to this Amendment on behalf of itself.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties agree as follows:

A G R E E M E N T

1.             Completion of Closing.  Section 2 of the Waiver Agreement shall be amended to supplement the definitions of “Completion of Closing” and “Completion Date of Closing” so that if said date should occur on a Chinese national holiday the parties may mutually agree to Close on either the last business day prior to the holiday or the first business day following the holiday.  Said Closing shall have the same force and effect as if it had occurred on the as-defined date of Closing.

2.             Third Party Consents.  Section 2 of the Waiver Agreement shall be amended to define the requirement of “90% of third party consents” to mean exclusively no fewer than (i) 90% of third party consents for those customer contracts under which the customer owes money to the Sellers, regardless whether said money owed is or is not yet invoiced and regardless whether said money owed is or is not recorded as an account receivable, (ii) 90% of third party consents for those customer contracts under which the customer does not owe any money as of the Completion of Closing Date (the goods are not yet delivered) but for which a valid contract exists, and (iii) 90% of all third party supplier contracts.

3.             September 30, 2008.  Throughout the Waiver Agreement all references to “September 30, 2008” shall be amended to read “Completion of Closing.”

4.             Permit Assistance.  Section 7.(a.) of the Waiver Agreement shall be amended to delete all but the last sentence.

5.             Terms of Agreement; Conflicting Terms.  Except as herein expressly amended, all terms, covenants and provisions of the Waiver Agreement are and shall remain in full force and effect and all references therein to such Waiver Agreement shall henceforth refer to the Waiver Agreement as amended by this Amendment.  This Amendment shall be deemed incorporated into, and a part of, the Waiver Agreement.   In the event of any inconsistency or conflict between this Amendment and the Waiver Agreement, the terms, conditions and provisions of this Amendment shall govern and control.

6.             Effectiveness of Amendment.  This Amendment shall be effective upon its execution by each of the parties hereto.

7.             Counterparts.  This Amendment shall be executed in four (4) originals with each party having one.

[This space intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

By:

SHENZHEN SANS MATERIAL TESTING CO., LTD.

Name:

Title:

By:

SHENZHEN SANS MEASUREMENT TECHNIQUE CO., LTD.

Name:

Title:

By:

SHANGHAI SANS TESTING MACHINE CO., LTD.

Name:

Title:

By:

MTS SYSTEMS (CHINA) CO., LTD.

Name:

Title: